Exhibit 10.57

ASSIGNMENT AGREEMENT

This Agreement (this “Agreement”) dated as of this 5th day of July, 2013, between THOR 50 VARICK LLC, a Delaware limited liability company (“Assignor”), having an office at c/o Thor Equities, LLC, 25 West 39th Street, New York, New York 10018, and AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Delaware corporation (“Assignee”), having an address at c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022.

WITNESSETH:

WHEREAS, Assignor is the purchaser under that certain Sale and Purchase Agreement dated April 30, 2013, between Assignor, as purchaser, and the parties set forth on Schedule 1 attached hereto, as seller (collectively, “Seller”), as amended by First Amendment to Purchase and Sale Agreement, dated as of June 21, 2013, and by Second Amendment to Purchase and Sale Agreement, dated as of June 25, 2013, true and complete copies of which are attached hereto as Exhibit 1 (collectively, the “Purchase Contract”), for the purchase of 100% of the shares (the “Shares”) of Varick Investments S.a.r.l., a Luxembourg private limited liability company (the “Company”);

WHEREAS, the Company is the sole shareholder of Varick Studios Inc., a Delaware corporation (“Delco”), which company is the sole member of 50 Varick LLC (“US Propco”), which company is the owner of the commercial condominium units designated as commercial condominium Unit A and Unit A2 pursuant to the Declaration (as such term is defined in the Purchase Contract), located at 50 Varick Street, New York, NY 10013, Block 212, Lots 1301 and 1307, and all general common elements and limited common elements appurtenant thereto (collectively, the “Property”): and

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WHEREAS, upon the terms and conditions set forth in this Agreement, Assignor desires to sell and Assignee desires to purchase, all of Assignor’s right, title and interest in and to the Purchase Contract with respect to the Shares and all other matters set forth in the Purchase Contract;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    Subject of Sale. Pursuant to the terms and conditions contained in this Agreement, Assignor agrees to assign all of its right, title and interest in and to the Purchase Contract to Assignee, and Assignee agrees to assume all of Assignor’s obligations under the Purchase Contract.

2.    Payment of the Purchase Price.

(a)          Assignee shall pay to Assignor the sum of Five Million Eight Hundred Sixty One Thousand Five Hundred and 00/100 Dollars ($5,861,500.00) (the “Purchase Price”) as consideration for the assignment of Assignor’s right, title and interest to purchase the Shares pursuant to the terms of the Purchase Contract to Assignee pursuant to the terms of this Agreement, by wire transfer of immediately available funds.

(b)          In addition, the parties acknowledge that Assignee (or an affiliate thereof), in accordance with the terms and conditions of Section 15 hereof, is simultaneously herewith purchasing from Thor 50 Varick Bridge Lender LLC, a Delaware limited liability company (“Mezzanine Lender”), which is an affiliate of Assignor, the Mezzanine Loan (as defined in the Purchase Contract) made to Delco in the original principal amount of Five Million and 00/100 Dollars ($5,000,000), which purchase of the Mezzanine Loan shall be a present and absolute purchase and shall not be contingent upon the occurrence of the Closing (as defined below).

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3.          The Assignment; Assignee.

(a)    Provided that Assignee has complied with all of the terms and conditions of this Agreement, Assignor shall, on the Closing Date, assign to Assignee all of Assignor’s right, title and interest to acquire the Shares under the Purchase Contract and all of Assignor’s other rights under the Purchase Contract, and Assignee shall assume from Assignor all of Assignor’s obligations, in and to the Purchase Contract, to have and to hold the same unto Assignee and on the terms and conditions set forth herein (the “Assignment”) pursuant to the Assignment and Assumption of Sale and Purchase Agreement attached hereto as Exhibit 2 (the “Assignment and Assumption Agreement”). Notwithstanding the foregoing or anything to the contrary contained herein, (i) Assignee agrees that it shall have no right to terminate or cancel the Purchase Contract pursuant to Section 3(c) thereof or otherwise and (ii) Assignor agrees that prior to exercising any right of Assignor to terminate or cancel the Purchase Contract pursuant to Section 3(c) thereof or otherwise, Assignor shall give prior written notice to Assignee of such intent to terminate or cancel, and Assignee shall have the option, to be exercised in writing by notice to Assignor within one (1) Business Day after the giving of such notice by Assignor, to accelerate the Closing of the Assignment, which Closing Date shall be one (1) Business Day after the giving of such notice of exercise to Assignor, and the full Purchase Price shall be paid to Assignor on such accelerated Closing Date. In the event that Assignee does not exercise its option to accelerate the Closing within such one (1) Business Day period, Assignor may terminate or cancel the Purchase Contract at any time thereafter and this Agreement shall be automatically terminated, and this Agreement shall be null and void and of no further force or effect, except for any provision which specifically survives termination, and neither party hereto shall have any further claim against the other by reason of this Agreement.

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(b)          Assignor and Assignee agree that Assignee is a newly formed single purpose Delaware limited liability company, the sole purpose of which shall be to enter into this Agreement and acquire the Shares pursuant to the Purchase Contract.

4.          “As-Is”

(a)          Assignee hereby agrees to accept the Assignment and the Assignment and Assumption Agreement from Assignor, and hereby acknowledges and agrees that the Property and the Shares shall, on the date of the closing under the Purchase Contract, be in their “as-is, where-is” condition on the date hereof, subject to use, wear, tear and natural deterioration, and such other matters as are set forth in the Purchase Contract, including, without limitation, the construction of the Landlord’s Work (as defined in the Purchase Contract), between the date hereof and the Closing Date and all Group Entities Liabilities (as defined in the Purchase Contract). Furthermore, Assignee acknowledges that it shall accept the assignment of the Shares in strict accordance with the Purchase Contract.

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(b)          Assignee acknowledges that it has investigated, and is satisfied with, the Shares and the Group Entities (as defined in the Purchase Contract), the Property and the physical condition thereof, including expenses and operations and environmental matters, and all other matter or things affecting or relating to the Shares, the Group Entities and the Property, and that Assignee is fully familiar with the Shares, the Group Entities and the Property. Assignee acknowledges that it has received copies of the Spring Lease (as defined in the Purchase Contract) and the Declaration and is fully familiar with the Spring Lease and the Declaration. Assignee acknowledges and agrees that the Property shall, on the date of the closing under the Purchase Contract, be in its “as-is, where-is” condition as of such closing, including without limitation, all environmental conditions and all latent and patent defects, and subject to all ongoing construction. Assignee expressly acknowledges that it is fully familiar with the physical condition of the Property as of the date hereof, Assignee hereby accepts the condition of the Property with all personalty, fixtures, trash, and debris, if any, and Assignee further expressly acknowledges that Assignor has no obligation whatsoever with respect to the delivery of the Property at Closing or the condition thereof and that Assignor has no obligation whatsoever to do any work in connection with the Property, including without limitation, the Landlord’s Work. Neither Assignor, nor the employees, agents, representatives, accountants or attorneys of Assignor, have made any verbal or written representations or warranties whatsoever with respect to the Property, or the physical condition or operation of the Property, or any building systems thereof or personal property therein, the revenues and expenses generated by and associated with the Property, the zoning, building and other laws, regulations and rules applicable thereto or the compliance by the Property therewith. Except for the express representations and warranties of Assignor contained herein, Assignee has not and will not rely on any representations or warranties made by Assignor, and Assignee acknowledges that no such representations or warranties have been made by Assignor.

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(c)          OTHER THAN AS EXPRESSLY SET FORTH HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ASSIGNOR IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SHARES, THE GROUP ENTITIES AND THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITIONS, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE SHARES, THE GROUP ENTITIES AND THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE SPRING LEASE, THE DECLARATION OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF ASSIGNOR TO ASSIGNEE, OR ANY OTHER MATTER OR THING REGARDING THE SHARES, THE GROUP ENTITIES AND THE PROPERTY. ASSIGNEE ACKNOWLEDGES AND AGREES THAT UPON CLOSING UNDER THE PURCHASE CONTRACT, THE SHARES AND THE PROPERTY SHALL BE “AS IS”, “WHERE IS”, WITH “ALL FAULTS”. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, ASSIGNEE HAS NOT RELIED AND WILL NOT RELY ON, AND ASSIGNOR IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE SHARES, THE GROUP ENTITIES OR THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY ASSIGNOR OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT ASSIGNOR, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. SUBJECT TO THE PROVISIONS OF SECTIONS 4(a) AND (b) ABOVE, ASSIGNEE REPRESENTS TO ASSIGNOR THAT ASSIGNEE HAS CONDUCTED SUCH INVESTIGATIONS OF THE SHARES, THE GROUP ENTITIES AND THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS ASSIGNEE DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE SHARES, THE GROUP ENTITIES AND THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF ASSIGNOR OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, ASSIGNEE SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY ASSIGNEE’S INVESTIGATIONS, AND ASSIGNEE, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED AND RELINQUISHED AS AGAINST ASSIGNOR (AND ASSIGNOR’S OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PRINCIPALS, EMPLOYEES AND AGENTS) ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH ASSIGNEE MIGHT HAVE ASSERTED OR ALLEGED AGAINST ASSIGNOR (AND ASSIGNOR’S OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PRINCIPALS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL, ZONING OR BUILDING LAWS) OR UNDER THE DECLARATION AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE SHARES, THE GROUP ENTITIES OR THE PROPERTY.

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5.          Adjustments: Transfer Taxes.

All adjustments and apportionments, if any, shall be made by Assignee at Closing directly with Seller pursuant to the terms of the Purchase Contract, with Assignee responsible for all adjustments in favor of Seller thereunder, and entitled to the benefit of all adjustments in favor of the purchaser thereunder. All New York State and New York City Real Property Transfer Taxes (“Transfer Taxes”) payable in connection with the transfer of the Shares contemplated hereunder shall be paid by Seller at the Closing, except that Assignor shall be responsible for the payment of any Transfer Taxes arising out of the Assignment.

6.          Closing.

(a)          Assignor and Assignee shall close under this Agreement (the “Closing”) in accordance with all of the terms and conditions of this Agreement, including with limitation, executing the Assignment and Assumption Agreement and Assignee’s payment of the Purchase Price on the Closing Date. The “Closing Date” shall be the date that the Closing occurs, provided that the Closing Date shall occur immediately prior to the “Closing Date” under and as defined in the Purchase Contract (the “Purchase Contract Closing Date”). TIME BEING OF THE ESSENCE as to Assignee. The Closing shall take place at the location designated in the Purchase Contract.

(b)          Assignee’s obligations under this Agreement shall be subject to the satisfaction of the following conditions precedent (collectively, the “Closing Conditions”) which may be waived in whole or in part by Assignee, provided such waiver is in writing and signed by Assignee on or before the Closing Date:

(i)          All of Assignor’s representations and warranties made in this Agreement shall be true and correct as of the date made and true and correct in all material respects as of the Closing Date as if then made, so as to not result in a Material Adverse Effect (as defined below);

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(ii)         Assignor shall not be in default under this Agreement, so as to not result in a Material Adverse Effect;

(iii)        Seller shall not be in default under the Purchase Contract, so as to not result in a Material Adverse Effect, and Seller shall be ready and willing to close on the sale of the Shares;

(iv)        There shall be no casualty or condemnation to the Property such that Spring shall have a right to terminate the Spring Lease pursuant to the terms and conditions thereof; and

(v)         The Spring Lease and all guarantees delivered in connection therewith shall be in full force and effect, and Spring shall have executed and delivered (x) a Second Amendment to Lease Agreement in the form attached hereto as Exhibit A, (y) a Tenant Estoppel (as defined in the Purchase Contract) materially in accordance with the terms of the Purchase Contract and (z) the security deposit required under the Spring Lease in the amount of $2,250,000.

A “Material Adverse Effect” shall mean any material adverse effect on the purchase and ownership of the Shares.

7.          Title.

Assignee acknowledges receipt of the pro forma title policy prepared by Royal Abstract of New York, LLC (“Royal”) for the Property (the “Title Policy”), a copy of which is attached hereto as Exhibit 3 and made a part hereof. Assignee agrees to insure the Property by the Title Policy, issued through Royal, at the Closing. Assignee acknowledges and agrees that it shall be solely responsible for any and all charges due in connection with the closing under the Purchase Contract to be paid by the purchaser thereunder and the Assignment and Assumption Agreement, including without limitation recording charges due and owing upon the transactions contemplated hereunder, the cost of the Title Policy issued for the benefit of Assignee and any other title charges with respect to the closing of the Property and the Assignment and Assumption Agreement.

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8.          Broker.

Assignor and Assignee represent that no broker, finder or other person brought about this transaction. Assignor and Assignee shall each indemnify and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by a party hereunder arising from a claim by any broker, finder or other person that such broker or finder has dealt with Assignor or Assignee, as the case may be, in connection with this transaction. The provisions of this Section 8 shall survive the Closing or termination of this Agreement.

9.          Notices.

Subject to the further terms of this Section 9, all notices hereunder by either party to the other shall be sent by registered or certified mail, return receipt requested, by hand messenger, or by overnight courier providing receipt of delivery, addressed as follows:

If to Assignee to:	c/o American Realty Capital 405 Park Avenue, 15th Floor New York, NY 10022 Attention: Jesse Galloway, Esq.

With a copy to:	Donovan LLP 152 Madison Avenue, 14th Floor New York, New York 10016 Attention: Nicholas T. Donovan, Esq.

If to Assignor to:	Thor 50 Varick LLC, c/o Thor Equities, LLC 25 West 39th Street New York, New York 10018 Attention: Joseph J. Sitt and Cory Elbaum

With a copy to:	Morris Missry, Esq. c/o Wachtel Missry LLP 885 Second Avenue New York, New York 10017

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Notices shall be deemed served on the Business Day (as defined below) that they are received by hand messenger, on the Business Day that they are received via reputable overnight courier (such as Federal Express), three (3) days after the date of registration with the postal authorities if sent by registered mail, three (3) days after the date of mailing if sent by certified mail. The attorneys may give notices on behalf of the respective parties, and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. For purposes of this Agreement, a “Business Day” is any day other than Saturday, Sunday, or a New York or Federal holiday during the hours of 9AM- 5PM, or if not received during those hours, then the Business Day immediately following receipt. Notices or other communications (including agreements) signed by the attorneys for the respective parties shall be deemed binding upon the parties so long as the intention for such communications (including email agreements) between the attorneys to be binding is clearly set forth therein

10.         Intentionally Omitted.

11.         Assignment and Recording.

This Agreement shall not be assigned by Assignee without the prior written consent of Assignor, which may be withheld in Assignor’s sole and absolute discretion. This Agreement shall not be recorded. A direct or indirect transfer of stock, membership interest or partnership interests of Assignee or any of its beneficial owners, or the admission of new shareholders, members or partners into Assignee or any of its beneficial owners shall be deemed an assignment of this Agreement, and accordingly any such transfers or admissions shall be prohibited without the prior written consent of Assignor, which may be withheld in Assignor’s sole and absolute discretion. In the event that this Agreement is either (a) assigned without the prior written consent of Assignor or (b) recorded, such assignment or recording shall be deemed an automatic, material default hereunder, and in such event Assignor shall be entitled to terminate this Agreement, whereupon this Agreement shall immediately be rendered null and void and of no further force and effect, except for any provision which specifically survives termination.

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12.  Default.

(a)    In the event all of the Closing Conditions shall have been satisfied and Assignee shall default under this Agreement prior to the Closing Date, the parties hereto agree that the damages that Assignor will sustain as a result thereof will be substantial. Accordingly, the parties agree that following the satisfaction of the Closing Conditions, in the event of such default prior to the Closing Date, Assignor shall have all remedies at law or in equity.

(b)    In the event that this transaction fails to close as a direct result of Assignor’s default of its material obligations under this Agreement, and Assignor shall have failed to cure such material breach prior to the date that is the later of the originally scheduled Closing Date and thirty (30) days from the date of Assignee’s notice to cure any such material default, or if Seller is unable or refuses to close in accordance with the Purchase Contract, Assignee’s sole and exclusive remedy shall be to terminate this Agreement, whereupon this Agreement shall be null and void and of no further force or effect, except for any provision which specifically survives termination, and neither party hereto shall have any further claim against the other by reason of this Agreement.

(c)    In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all reasonable attorneys' fees and costs resulting therefrom. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 12(c) shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

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13.         Communication: Confidentiality.

(a)          Assignor acknowledges and agrees that, between the date hereof and the Closing Date, Assignee and Assignee’s representatives, members, officers, employees, contractors and/or agents shall be permitted to directly communicate with (i) Seller or any representative, member, officer, employee, contractor, attorney, accountant or agent of Seller, (ii) the Condominium, the Board, Spring or the Verizon Units Owner (as such terms are defined in the Purchase Contract), (iii) any governmental authority; (iv) any party to any pending litigation or claim, in connection with this Agreement, the Purchase Contract, the Shares or the Property; and/or (v) any other party which has information or knowledge relating to the Property, the Shares, the Spring Lease, the Condominium or any other matter which is the subject of, or related in any manner to, the Purchase Contract and/or this Agreement; provided, however, that a representative of Assignor must participate in any such communication, unless otherwise agreed by Assignor.

(b)          Except as may be required by law, in connection with any court or administrative proceeding, or in connection with any required financial disclosures or other filings with the Securities and Exchange Commission or other governmental agencies by Assignee and/or Assignee’s affiliates, Assignee shall not issue or cause the publication of any press release or other public announcement, or cause, permit or suffer any other disclosure which sets forth the existence or terms of the transactions contemplated hereby (other than to Assignee’s consultants, advisors, attorneys, accountants, lenders and investors, who, in turn, shall be bound by this Section 13), without first obtaining the written consent of Assignor, which shall not be unreasonably withheld. Nothing contained herein shall preclude the parties from issuing customary press releases following the Closing.

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(c)          Failure by Assignee to comply with this Section 13 shall be deemed an automatic, material default hereunder, and in such event Assignor shall be entitled to terminate this Agreement and Escrow Agent is hereby irrevocably authorized to release the Deposit to Assignor as liquidated damages at Assignor’s request, whereupon this Agreement shall immediately be rendered null and void and of no further force and effect, except for any provision which specifically survives termination.

14.         Representations. Warranties and Covenants.

(a)          Assignor represents and warrants to Assignee that the following are true and correct in all material respects as of the date hereof:

(1)         This Agreement constitutes, and each document and instrument to be executed and delivered by Assignor hereunder, when so executed and delivered, shall constitute, the legal, valid and binding obligations of Assignor, enforceable in accordance with their respective terms, covenants and conditions.

(2)         Assignor (i) is the sole owner of the rights and interests of the purchaser under the Purchase Contract; (ii) is a duly organized limited liability company licensed and/or qualified to conduct business in the State of New York; (iii) has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (iv) has full power and authority to enter into and perform this Agreement and to enter into the documents to be executed and delivered in accordance with the terms hereof; and (v) has full power and authority to consummate the transactions as contemplated herein.

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(3)         Neither the entering into of this Agreement, nor the consummation of the transactions contemplated hereunder, will constitute a violation or breach by Assignor of any contract, writ, order, judgment, or other instrument or agreement to which Assignor is a party, or to which it is subject to by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon it, or result in a violation of any applicable law, ordinance, rule or regulation of any governmental authority affecting Assignor. The execution, delivery and performance of this Agreement by Assignor, and the consummation of the transactions contemplated hereby, do not require Assignor to obtain any consent, authorization, or approval which has not already been obtained.

(4)         Assignor is not a Prohibited Person (as defined below). None of Assignor’s investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person. The assets Assignor will transfer to Assignee under this Agreement are not the property of, and are not beneficially owned, directly or indirectly, by a Prohibited Person. The assets Assignor will transfer to Assignee under this Agreement are not the proceeds of specified unlawful activity as defined by 18 U.S.C. §1956(c)(7). For purposes hereof, a “Prohibited Person” means any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24,2001) (the “Executive Order”); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in any of clauses (i), (ii), (iii) and/or (iv) above.

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(5)         Assignor is not a “foreign person” as defined in the Code Withholding Section.

(6)         A true and complete copy of the Purchase Contract, including all amendment thereto is attached hereto as Exhibit 1. Seller and Assignor are not presently negotiating any modifications or amendments to the Purchase Contract, and neither party has requested an amendment or modification thereto.

(7)         Assignor has not sent or received a notice of default under the Purchase Contract.

(b)          Assignee represents and warrants to Assignor that the following are true and correct in all material respects as of the date hereof:

(1)         This Agreement constitutes, and each document and instrument to be executed and delivered by Assignee hereunder, when so executed and delivered, shall constitute, the legal, valid and binding obligations of Assignee, enforceable in accordance with their respective terms, covenants and conditions.

(2)         Assignee (i) is a duly organized limited liability company licensed and/or qualified to conduct business in the State of New York; (ii) has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (iii) has full power and authority to enter into and perform this Agreement and to enter into the documents to be executed and delivered in accordance with the terms hereof; and (iv) has full power and authority to consummate the transactions as contemplated herein.

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(3)         Neither the entering into of this Agreement, nor the consummation of the transactions contemplated hereunder, will constitute a violation or breach by Assignee of any contract, writ, order, judgment, or other instrument or agreement to which Assignee is a party, or to which it is subject to by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon it, or result in a violation of any applicable law, ordinance, rule or regulation of any governmental authority affecting Assignee. The execution, delivery and performance of this Agreement by Assignee, and the consummation of the transactions contemplated hereby, do not require Assignee to obtain any consent, authorization, or approval which has not already been obtained.

(4)         Assignee is not a Prohibited Person. None of Assignee’s investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person. The assets Assignee will transfer to Assignor under this Agreement are not the property of, and are not beneficially owned, directly or indirectly, by a Prohibited Person. The assets Assignee will transfer to Assignor under this Agreement are not the proceeds of specified unlawful activity as defined by 18 U.S.C. §1956(c)(7).

(5)         Assignee is not a “foreign person” as defined in the Code Withholding Section.

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(c)          Assignor covenants and agrees as follows:

(1)         To the extent Assignor’s consent (as purchaser) is required pursuant to the Purchase Contract or the Declaration, Assignor shall not grant such consent without obtaining the prior written consent of Assignee, which consent may be granted or withheld, in Assignee’s sole and absolute discretion. In the event Seller requests Assignor’s consent pursuant to the Purchase Contract, Assignor shall send a copy of the Seller’s request for consent to Assignee, and Assignee shall have a period of five (5) Business Days to either grant or withhold its consent in connection with Seller’s request therefor. If Assignee fails to respond within such five (5) Business Day period, and such failure continues for an additional three (3) Business Days following Assignee’s receipt of a second (2nd) request for consent from Assignor which notice shall specifically reference this Section 14(c)(1), Assignee’s consent shall be deemed withheld and Assignor shall thereafter withhold its consent in connection with Seller’s request therefor;

(2)         Assignor shall not agree to amend, modify or terminate the Purchase Contract without the prior written consent of Assignee, which may be granted or withheld in Assignee’s sole and absolute discretion;

(3)         Assignor shall not waive or otherwise forfeit any of its rights under the Purchase Contract without the prior written consent of Assignee, which may be granted or withheld in Assignee’s sole, but commercially reasonable discretion;

(4)         Assignor shall provide Assignee with a copy of any notice received by Assignor in connection with the Purchase Contract, which shall be delivered to Assignee within three (3) Business Days of Assignor’s receipt thereof;

(5)         On or before the Closing Date, Assignor shall provide Assignee with any and all documents, correspondence or other information received by Assignee from the Seller, including, without limitation, all records (including originals) for the operation of the Premises and any other documents or instruments delivered pursuant to the Purchase Contract;

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(6)         On or before the Closing Date, Assignor shall provide Assignee with all Closing deliverables received from the Seller pursuant to Section 4 of the Purchase Contract; and

(7)         At the Closing, the tenant under the Spring Lease shall deliver to the landlord thereunder the security deposit required pursuant to the Second Amendment to Lease Agreement.

(d)          The representations, warranties and covenants of Assignor set forth herein are a material inducement to Assignee entering into this Agreement and Assignee is relying on the truth and accuracy of same. Assignor hereby agrees that the representations, warranties and covenants of Assignor shall be deemed repeated on, and shall be true and accurate in all material respects as of, the Closing Date. If Assignee has actual knowledge of any matter which would constitute a material breach of Assignor’s representations and warranties, Assignee shall notify Assignor of such material breach prior to the Closing Date, failing which Assignee shall be deemed to waive any such material breach of Assignor’s representations and warranties. Assignor shall have the right to attempt to cure any such material breach without being obligated to complete such cure, and Assignor shall have the right to cure such material breach prior to the date is the later of the originally scheduled Closing Date and thirty (30) days from the date of Assignee’s notice to cure any such material breach. In the event the representations, warranties and covenants contained in this Agreement are not materially true and correct as of the Closing Date, subject to the cure right in the immediately preceding sentence, so as to result in a Material Adverse Effect, Assignee may, as its sole remedy, terminate this Agreement and receive the return of the Deposit, together with any interest earned thereon, whereupon neither party shall have any further rights or obligations under this Agreement.

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(e)          The representations of Assignor set forth in this Agreement (collectively, the “Surviving Representations”) shall survive the Closing under this Agreement for a period of six (6) months after the Closing Date (the “Survival Period”). Each Surviving Representation shall automatically be null and void and of no further force and effect after the Survival Period unless, prior to the end of the Survival Period, Assignee shall have asserted in writing a specific claim with respect to the particular Surviving Assignor Representation, and within thirty (30) following the Survival Period, commenced a legal proceeding against Assignor alleging that Assignor is in breach of such Surviving Representation and that Assignee has suffered actual damages as a result thereof (a “Proceeding”). In no event shall Assignee be entitled to assert any consequential, special or punitive damages, nor shall it be entitled to any award or payment based on such damages. If Assignee timely commences a Proceeding, and a court of competent jurisdiction, pursuant to a final, non-appealable order in connection with such Proceeding, determines that (i) the applicable Surviving Representation was breached as of the date of this Agreement or the Closing Date and (ii) Assignee suffered actual damages, including, but not limited to, all legal fees, disbursements and expenses incurred by Assignee in prosecuting or defending such claim (collectively, the “Damages”) by reason of such breach and (iii) the breach was Material (as defined below), then Assignee shall be entitled to receive an amount equal to the Damages, but in no event in an amount greater than the Ceiling (as defined below); provided, however, Assignee shall not be entitled to pursue any claims against Assignor for damage (x) to Assignee that, in the aggregate, are less than the Floor (as defined below), or (y) resulting from any untrue, inaccurate or incorrect representations if, at or prior to the Closing, Assignee shall have obtained actual knowledge that any such representation made herein by Assignor was untrue, inaccurate or incorrect, without notifying Assignor, and Assignee shall have, nonetheless, proceeded in consummating the Closing. As used herein, with respect to any claim or claims against Assignor for breach of any Surviving Representation, “Floor” shall mean One Hundred Thousand Dollars ($100,000.00) in the aggregate, and “Ceiling” shall mean Five Hundred Thousand Dollars ($500,000.00) in the aggregate. For the purposes of this Section 14(e), “Material” shall mean any state of facts, taken alone or together with all other material untruths or inaccuracies and all such covenants with which Assignor has not materially complied, the restoration of which to the condition represented or warranted by Assignor under this Agreement, or the cost of compliance with which, would cost in excess of Fifty Thousand Dollars ($50,000.00). The provisions of this Section 14(e) shall constitute the sole and exclusive remedy after Closing for breaches of Assignor’s representations.

19

15.	Mezzanine Loan.

Simultaneously with the execution and delivery of this Agreement, the Mezzanine Loan is being assigned by Mezzanine Lender to 50VARNY001, LLC pursuant to a Purchase and Sale Agreement in the form attached hereto as Exhibit 4.

16.	Miscellaneous.

(a)          The validity, construction and enforceability of this Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law.

(b)          Each of the parties hereto agrees and submits to the personal jurisdiction of the courts of the State of New York, both State and Federal, and further agrees that the sole forum and venue for any action or proceeding under, in connection with or relating to, this Agreement shall be the state or federal courts in New York, New York.

(c)          Without limiting or modifying the provisions of Section 11 of this Agreement, this Assignment shall apply to and bind the distributees, executors, administrators, successors and permitted assigns of Assignor and Assignee. If there are more than one Assignor and Assignee the words “Assignor” and “Assignee” used in this Agreement includes them.

20

(d)         This Agreement contains the entire agreement and understanding among and between the parties with respect to the subject matter hereof and supersedes and replaces all prior understandings and agreements both written and oral.

(e)         This Agreement shall not be amended, altered, modified or supplemented except in a writing duly executed by, or on behalf of, all the parties hereto.

(f)          The defined terms are for convenience only and all have no effect on the interpretation and enforcement of this Agreement

(g)         This Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same document. Each counterpart is an original, but all counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by e-mail (pdf) or fax shall be as effective as delivery of a manually executed counterpart of this Agreement.

(h)        This Agreement shall not be binding on Assignor unless and until a fully executed Agreement is delivered (including without limitation via facsimile or email pdf) to Assignee in accordance with this Agreement and the Deposit is received and accepted by Escrow Agent.

(i)         The Schedules and Exhibits annexed hereto are hereby incorporated and made a part of this Agreement.

[THIS PAGE INTENTIONALLY ENDS HERE]

21

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officer thereunto duly authorized, as of the date first above written.

ASSIGNOR:	THOR 50 VARICK LLC

By: DSFT Holdings LLC, its sole member

	By:	/s/ Morris Missry
Name: Morris Missry
Title: Manager

ASSIGNEE:	AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

	By:	/s/ Michael Happel
Name: Michael Happel
Title: Executive VP & Chief Investment Officer

22

SCHEDULE 1

SELLER

1.	GREENCAGE S.A., Société de Titrisation
2.	KENSINGTON SQUARE HOLDING S.A., Société de Titrisation
3.	SCLAREA FOUR S.A.
4.	HAWKSFORD TRUSTEES JERSEY LTD., as Trustee of the Dog Trust
5.	HUERTAS GROUP LTD.
6.	AREPO FIDUCIARA S.R.L.
7.	TIZIANI CAPITAL LIMITED
8.	OMNIAFIN S.P.A.
9.	SIMON FIDUCIARA S.P.A.
10.	KRUIDO S.A.
11.	UDOLL MANAGEMENT LIMITED
12.	ALESSANDRO CAJRATI CRIVELLI
13.	ANTONIO TAZARTES
14.	MARIA BARTON
15.	MARCO GOBBETTI
16.	LUISA CAJRATI CRIVELLI
17.	AMEDEO CLAVARINO
18.	RICCARDO CAJRATI CRIVELLI
19.	GIORGIO CAJRATI CRIVELLI
20.	UBERTO CAJRATI CRIVELLI
21.	PAOLO CARDANO
22.	GIOVANNI DI VINCENZO
23.	ANDREA A. ZAMBON
24.	ROBERTO MANGIAVACCHI
25.	ANTONIO BELLONI
26.	ICS SECURITIES S.A R.L., Société de Titrisation

23

EXHIBIT 1

PURCHASE CONTRACT

24

EXHIBIT 2

FORM OF ASSIGNMENT AND ASSUMPTION OF SALE AND PURCHASE AGREEMENT

ASSIGNMENT OF SALE AND PURCHASE AGREEMENT (this “Assignment”), dated this       day of July, 2013, by and between THOR 50 VARICK LLC, having an address at c/o Thor Equities, LLC, 25 West 39th Street, New York, New York 10017 (“Assignor”), and AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Maryland corporation, having an address at c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022 (collectively, “Assignee”).

RECITALS

WHEREAS, Assignor has entered into that certain that certain Sale and Purchase Agreement, dated April 30, 2013, between Assignor, as purchaser, and the parties set forth on Schedule 1 attached hereto, as seller (“Seller”), as amended by First Amendment to Purchase and Sale Agreement, dated as of June 21, 2013, and by Second Amendment to Purchase and Sale Agreement, dated as of June 25, 2013 (collectively, the “Purchase Contract”), for the purchase of 100% of the shares (the “Shares”) of Varick Investments S.àr.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 19-21, boulevard du Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 12,500, registered with the Register of Commerce and Companies of Luxembourg under number B 152.548; and

WHEREAS, Assignor desires to transfer and assign its entire right, title and interest in and to the Purchase Contract, together with all agreements, certificates and other instruments executed and/or entered into by Assignor in favor of Seller in connection with the Purchase Contract (collectively, “Ancillary Instruments”), if any, and Assignee desires to acquire Assignor's interest in the Purchase Contract and the Ancillary Instruments, if any, all in accordance with the terms and provisions of this Assignment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements hereinafter set forth and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

1.              Assignment. Assignor hereby assigns, conveys, grants, transfers and sets over unto Assignee all of Assignor's interest in the Purchase Contract and all Ancillary Instruments, if any, and all rights, interests and obligations appertaining thereto.

2.             Assumption. Assignee hereby accepts the assignment set forth in Section 1 above, of Assignor's interest in and to the Purchase Contract and agrees to assume and be bound by and subject to the terms and provisions of the Purchase Contract and all Ancillary Instruments, if any, including all obligations under each of them.

25

3.	Miscellaneous.

(a)           This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective directors, officers, heirs, legal representatives, and successors and assigns.

(b)           All representations, warranties, covenants and agreements of the parties hereto shall survive closing and the assignment herein set forth.

(c)           This Assignment, together with that certain Assignment Agreement dated as of the date hereof, between Assignor and Assignee, constitutes the entire understanding of the parties with respect to the subject matter and supersedes any other understanding of the parties with respect to this subject matter. This Assignment may not be amended or modified, nor may any of its provisions waived, except by a writing signed by the party against whom enforcement is sought.

[THIS PAGE INTENTIONALLY ENDS HERE]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:	THOR 50 VARICK LLC

By: DSFT Holdings LLC, its sole member

	By:	/s/ Morris Missry
Name: Morris Missry
Title: Manager

ASSIGNEE:	AMERICAN REALTY CAPITAL NEW YORK
RECOVERY REIT, INC.,
a Maryland corporation
	By:	/s/ Michael Happel
Name: Michael Happel
Title: Executive Vice President
Chief Investment Officers

26

SCHEDULE 1

SELLER

1.	GREENCAGE S.A., Société de Titrisation
2.	KENSINGTON SQUARE HOLDING S.A., Société de Titrisation
3.	SCLAREA FOUR S.A.
4.	HAWKSFORD TRUSTEES JERSEY LTD., as Trustee of the Dog Trust
5.	HUERTAS GROUP LTD.
6.	AREPO FIDUCIARA S.R.L.
7.	TIZIANI CAPITAL LIMITED
8.	OMNIAFIN S.P.A.
9.	SIMON FIDUCIARA S.P.A.
10.	KRUDDO S.A.
11.	UDOLL MANAGEMENT LIMITED
12.	ALESSANDRO CAJRATI CRIVELLI
13.	ANTONIO TAZARTES
14.	MARIA BARTON
15.	MARCO GOBBETTI
16.	LUISA CAJRATI CRIVELLI
17.	AMEDEO CLAVARINO
18.	RICCARDO CAJRATI CRIVELLI
19.	GIORGIO CAJRATI CRIVELLI
20.	UBERTO CAJRATI CRIVELLI
21.	PAOLO CARDANO
22.	GIOVANNI DI VINCENZO
23.	ANDREA A. ZAMBON
24.	ROBERTO MANGIAVACCHI
25.	ANTONIO BELLONI
26.	ICS SECURITIES S.A R.L., Société de Titrisation

27

EXHIBIT 3

TITLE POLICY

28

Royal Abstract of New York LLC

AMERICAN LAND TITLE ASSOCIATION OWNERS POLICY (6-17-2006)
WITH NEW YORK COVERAGE ENDORSEMENT APPENDED (A.L. T.A.)

SCHEDULE A

Policy No PROFORMA

Title Number	Effective Date	Amount of Insurance
903426	7/3/2013	$83,750,000.00

1.	Name of Insured: 50 Varick LLC

2.	The estate or interest in the land which is covered by this policy is: Beneficial Interest

3.	Title to the estate or interest in the land is vested by:

As to Block 212 Lot 1301:

Which acquired title from Verizon New York Inc. by deed dated as of 3/31/10 and recorded 4/8/10 as CRFN 2010000117464, as corrected by a Correction Deed dated 11/8/12 and recorded 11/28/12 as CRFN 2012000466312.

As to Block 212 Lot 1307:

Which acquired title from Verizon New York Inc. by deed dated as of 11/8/12 and recorded 11/21/12 as CRFN 2012000458980.

4.	The land referred to in this Policy is described herein on Schedule A Description of Premises.

For Information: Premises known as: 50 Varick Street Unit A & A2, New York, NY

Authorized Signatory

SCHEDULE A
A.L.T.A 2006 OWNERS POLICY

Royal Abstract of New York LLC

SCHEDULE A

DESCRIPTION OF PREMISES

Title No.         903426

Policy No.          PROFORMA

THE CONDOMINIUM UNIT(S) (hereinafter referred to as the “Unit(s)”) in the building (hereinafter referred to as the “Building”) known as 50 Varick Condominium and by the Street Number 34-50 Varick Street a/k/a 6 St. Johns Lane, County of New York, State of New York, said Units being designated and described as Unit(s) A and A2 in a Declaration dated as of 2/16/10 made by Verizon New York Inc., pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter referred to as the “Condominium Act”) establishing a Plan for condominium ownership of the Building and the Land (hereinafter referred to as the “land”) upon which the building is situate (which land is more particularly described in Exhibit A annexed hereto and by this reference made a part hereof), which Declaration was recorded in the New York County Register’s Office on 3/12/10, as CRFN 2010000086079, and has been amended by First Amendment to Declaration dated 7/26/11 and recorded 3/6/12 as CRFN 2012000086110 and by Second Amendment to Declaration dated 6/20/12 and recorded 10/24/12 as CRFN 2012000422214 (which Declaration and Amendments thereto are hereinafter collectively referred to as the “Declaration”). These Units are also designated as Tax Lot 1301 and 1307 in Block 212 of the County of New York on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, Certified by Jan L. Gross, Architect, on 3/9/10 and filed with the Real Property Assessment Department on 3/9/10 as Condominium Plan No. 2153 and also filed in the New York County Register’s Office on 3/12/10 as Condominium Map No. CRFN 2010000086080, as amended on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, Certified by Jan L. Gross, Architect, on 2/22/12 and filed with the Real Property Assessment Department on 2/22/12 as Condominium Plan No. 2153-A and also filed in the New York County Register’s Office on 3/6/12 as Condominium Map No. CRFN 2012000086111, as amended on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, Certified by Jan L. Gross, Architect, on 9/19/12 and filed with the Real Property Assessment Department on 9/19/12 as Condominium Plan No. 2153-B and also filed in the New York County Register’s Office on 10/24/12 as Condominium Map No. CRFN 2012000422215.

TOGETHER with an undivided 50.804855% (Unit A) and an undivided 1.048837% (Unit A2) interest in the Common Elements (as such term is defined in the Declaration).

TOGETHER with and SUBJECT to the rights, obligations, easements, restrictions and other provisions set forth in the Declaration, Floor plans and the By-Laws of 50 Varick Condominium, as the same may be amended from time to time (herein after referred to as the “By-Laws”), all of which shall constitute covenants running with the Land and shall bind any person having at any time any interest or estate in the Unit, as though recited and stipulated at length herein.

The land on which the building and unit is located is situated in the County of New York and State of New York and is more fully described in the Declaration of Condominium recorded in the New York County Register’s Office on 3/12/10, as CRFN 2010000086079, as amended.

Exhibit A

Royal Abstract of New York LLC

ALL THAT CERTAIN plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the easterly side of Varick Street distant one hundred and one feet, six inches northerly from the corner formed by the intersection of the easterly side of Varick Street with the northerly side of Beach Street;

RUNNING THENCE easterly and parallel with the northerly side of Beach Street, South 80 degrees 22 minutes 00 seconds East, one hundred forty feet and five eighths of an inch to the westerly side of St. John’s Lane;

THENCE northerly along the westerly side of St. John’s Lane, North 9 degrees 38 minutes 20 seconds East, two hundred thirty-nine feet nine inches (Deed; 239.48 feet actual);

THENCE westerly and parallel with the southerly side of Laight Street North 80 degrees 22 minutes 00 seconds West one hundred and forty feet and seven eighths of an inch to the easterly side of Varick Street;

AND THENCE southerly along the easterly side of Varick Street South 8 degrees 38 minutes 00 seconds West, two hundred thirty-nine feet, five inches and three-quarter inches to the point or place of BEGINNING.

For information only: Said premises are known as 50 Varick Street Condominium 34-50 Varick Street a/k/a 6 St. Johns Lane, Units A and A2, New York, NY and designated as Block 212 Lots 1301 and 1307 as shown on the Tax Map of the City of New York, County of New York.

SCHEDULE A

A.L.T.A 2006 OWNERS POLICY

Royal Abstract of New York LLC

SCHEDULE B

Policy No   PROFORMA

Title No   903426

Showing defects, liens, encumbrances and other matters against which the Company does not, by this Policy, insure:

1.	Rights or claims of tenants, as tenants only.

2.	Terms, Covenants, Conditions and Agreements contained in an unrecorded lease made by 50 Varick LLC, (Landlord) to Spring Studios New York LLC, (Tenant) dated as of 12/19/11 as referenced in:

A)	Subordination, Non-Disturbance and Attornment Agreement made between the Board of Managers of 50 Varick Street Condominium, (Board) and Spring Studios New York LLC, (Tenant) dated as of 12/19/11 and recorded 6/19/12 as CRFN 2012000238097.

3.	The policy will except the terms, conditions and easements set forth in the Declaration of Condominium and By-Laws dated as of 2/16/10 and recorded 3/12/10 in the New York County Register's Office as CRFN 2010000086079. Policy insures that a valid condominium has been created pursuant to Article 9B of the Real Property Law, as amended.

B)	First Amendment to Declaration dated 7/26/11 and recorded 3/6/12 as CRFN 2012000086110.

C)	Second Amendment to Declaration dated 6/20/12 and recorded 10/24/12 as CRFN 2012000422214.

4.	The policy will except the restrictions and regulations as set forth in the By-Laws of the Condominium.

5.	The policy will except any state of facts which an accurate survey and inspection of Unit would show, but policy insures that any encroachments by insured Unit upon adjoining Units or upon common elements may remain undisturbed.

6.	As to the land:

Survey made by U.S. Surveyor/Jack W. Shoemaker dated 1/20/2010, last revised 1/21/2010, shows no encroachments, violations of restrictions or variations with lot lines except as follows:

A)	Party wall straddles part of northerly and southerly lines. Policy excepts and insures the right to use and maintain same as party walls.

B)	Building walls vary with easterly and westerly lines.

Also shows the following projections and/or encroachments over lot lines:

A)	Concrete stoop into Varick Street (distance not specified).

B)	Siamese connections into Varick Street (distance not specified).

C)	Balcony up to 4.5 feet into St. John’s Lane.

Subject to any state of facts since date of survey

Royal Abstract of New York LLC

SCHEDULE B

Policy No PROFORMA

Title No 903426

SCHEDULE B

A.L.T.A 2006 OWNERS POLICY

Royal Abstract of New York LLC

STANDARD NEW YORK ENDORSEMENT
(Owner's Policy)

Title No 903426

Attached to and made a part of Policy No. PROFORMA

1.	The following is added as a Covered Risk:

“11. Any statutory lien arising under Article 2 of the New York Lien Law for services, labor or materials furnished prior to the date hereof, and which has now gained or which may hereafter gain priority over the estate or interest of the insured as shown in Schedule A of this policy.”

2.	Exclusion Number 5 is deleted, and the following is substituted:

5.	Any lien on the Title for real estate taxes, assessments, water charges or sewer rents imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as Shown in Schedule A.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed by its duly authorized officers

DATED: 7/3/2013	Royal Abstract of New York LLC

By
Authorized Signatory

Standard New York Endorsement (11/1/2008)

For Use With ALTA Owner's Policy (6/17/2006)

Amended (7/1/2012)

Royal Abstract of New York LLC

CONDOMINIUM ENDORSEMENT

(Owners Policy)

Title No. 903426

Attached to and made a part of Policy No. PROFORMA

The Company insures the insured against loss or damage sustained by reason of:

1.	The failure of the unit identified in Schedule A and its common elements to be part of a condominium within the meaning of the condominium statutes of the State of New York.

2.	The failure of the documents required by the condominium statutes to comply with the requirements of the statutes to the extent that such failure affects the title to the unit and its common elements.

3.	Present violations of any restrictive covenants which restrict the use of the unit and its common elements and which are created by the condominium documents, except violations relating to environmental protection unless a notice of a violation thereof has been recorded or filed in the Public Records and is not excepted in Schedule B. The restrictive covenants do not contain any provisions which will cause a forfeiture or reversion of title.

4.	The priority of any lien for charges and assessments at Date of Policy provided for in the condominium statutes and condominium documents over the lien of any insured first mortgage identified in Schedule A.

5.	The failure of the unit and its common elements to be entitled by law to be assessed for real property taxes as a separate parcel.

6.	Any obligation to remove any improvements which exist at Date of Policy because of any present encroachments or because of any future unintentional encroachments of the common elements upon any unit or of any unit upon the common elements or another unit.

7.	The failure of title by reason of a right of first refusal to purchase the unit and its common elements which was exercised or could have been exercised at Date of Policy.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the amount of insurance.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed on the date below to be valid when countersigned by an authorized officer of the Company, all in accordance with its By-Laws.

Dated: 7/3/2013

Countersigned	Royal Abstract of New York LLC

Authorized Signatory

TERSA ENDORSEMENT 4 (CONDOMINIUM) (5/1/07)

Royal Abstract of New York LLC

WAIVER OF ARBITRATION ENDORSEMENT
(Owner’s Policy)

Title No. 903426

Attached to and made a part of Policy No. PROFORMA

The policy is amended by deleting therefrom:

(A)	If this endorsement is attached to an ALTA Loan Policy: Condition Section 13.

(B)	If this endorsement is attached to an ALTA Owner’s Policy: Condition Section 14.

(C)	If this endorsement is attached to a TIRSA Owner’s Extended Protection Policy: Condition 12.

This endorsement is made a part of the Policy and is subject to all of the terms and provisions thereof and of any other endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the Policy and any other endorsements, nor does it extend the effective date of the Policy and any other endorsements, nor does it increase the face amount thereof.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed on the date below to be valid when countersigned by an authorized officer of the Company, all in accordance with its By-Laws.

Dated: 7/3/2013

Countersigned	Royal Abstract of New York LLC

Authorized Signatory

TIRSA WAIVER OF ARBITRATION ENDORSEMENT [OWNER'S OR LOAN POLICY] (11/01/08)

Royal Abstract of New York LLC

NON IMPUTATION ENDORSEMENT
(Owner’s Policy)
Title No. 903426

Attached to and made a part of Policy No. PROFORMA

The Company insures 50VARNY001, LLC, a Delaware limited liability company that, notwithstanding the provisions in paragraph number 3(a) and (b) of the Exclusions From Coverage, in the event of loss or damage insured against under the terms of the Policy, the Company will not deny its liability thereunder to 50VARNY001, LLC on the ground that the 50VARNY001, LLC had knowledge of any matter solely by reason of notice thereof imputed to it through                              (partner/shareholder/member) by operation of law. The insurance afforded hereby is limited to the insured named herein and does not inure to the benefit of nor shall the Company be required to pay to or on behalf of any other individuals or other entities involved in or connected with 50 Varick LLC.

Section 8(a) of the Conditions is amended to read as follows:

(a)	The liability of the Company under the Policy shall not exceed the least of:

(i)	*% of the actual monetary loss or damage sustained or incurred by 50 Varick LLC (of which the insured is a partner/shareholder/member), or if the interest of the insured in said partnership/corporation/limited liability company is reduced below *%, such lesser proportion of the actual loss of said partnership/corporation/limited liability company, or

(ii)	*% of the difference between the value of the insured estate or interest as insured and the value of the insured estate or interest subject to the defect, lien or encumbrance insured against by the Policy, or

(iii)	The Amount of Insurance stated in Schedule A;

provided, however, that in no event shall the total liability of the Company under the Policy, including this endorsement, exceed in the aggregate, the Amount of Policy and costs which the Company is obligated to pay under the Conditions therein.

The Amount of Insurance under the Policy and this endorsement shall be reduced by any payment which may be received by the insured under any other policy of title insurance affecting the premises insured by the Policy.

This endorsement is made a part of the Policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the Policy and any prior endorsements, nor does it extend the Date of Policy and any prior endorsements, nor does it increase the Amount of Insurance.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed on the date below to be valid when countersigned by an authorized officer of the Company, all in accordance with its By-Laws.

Dated: 7/3/2013

Countersigned	Royal Abstract of New York LLC

Authorized Signatory

TIRSA Non Imputation Endorsement (5/1/07)

EXHIBIT 4

MEZZANINE LOAN PURCHASE AND SALE AGREEMENT

29

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreements”) is entered into by and between 50VARNY001, LLC, a Delaware limited liability company (the “Purchaser”), and THOR 50 VARICK BRIDGE LENDER LLC, a Delaware limited liability company (“Seller”), this 3rd day of July, 2013 (the “Closing Date”).

RECITALS:

WHEREAS, Seller has made a loan (the “Loan”) to Varick Studios Inc., a Delaware corporation (“Borrower”), pursuant to that certain Secured Promissory Note and Loan and Pledge Agreement, dated as of April 30, 2013 (the “Note”) given by Borrower to the order of Seller; and

WHEREAS, the Note, together with all other documents and instruments securing or otherwise evidencing the Loan as set forth on Exhibit A, are collectively referred to as the “Loan Documents.”

NOW, THEREFORE, in consideration of the payment of the Purchase Price (as defined on Schedule I hereof), the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.           Purchase of Loan. In consideration of (i) the payment of the Purchase Price (as defined on Schedule I hereof) by Purchaser to Seller by wire transfer to Seller’s account on the Closing Date in immediately available funds, and (ii) Purchaser’s satisfaction of all of the terms and conditions set forth herein, Seller shall sell, assign and transfer to Purchaser all of Seller's right, title and interest in and to the Loan and the Loan Documents. In the event that Seller receives any payment, penalty, credit or any other amount in connection with the Loan after the Closing Date, except for the receipt by Seller of the total Purchase Price, Seller shall promptly remit to Purchaser the dollar amount of such payment, penalty, credit or other amount

2.	Representations and Warranties.

2.1.         Seller hereby represents and warrants to Purchaser as follows:

(a)           Attached hereto as Exhibit A is a true, correct and complete listing of all of the Loan Documents as of the Closing Date. Except as set forth in the Loan Documents listed on Exhibit A. no Loan Document has been modified, amended, altered, satisfied, canceled, subordinated or rescinded. There exists no other agreement (written or oral) between Seller and Borrower with respect to the Loan, other than the documents listed on Exhibit A.

(b)           Seller is, and as of the Closing Date will be, the holder of the Loan and the Loan Documents, free and clear of any lien, pledge, security interest, option or other charge or encumbrance (other than security interests in favor of Seller’s lenders which will be released on or prior to the Closing Date), and is transferring the Loan to Purchaser free and clear of any lien, pledge, security interest option or other charge or encumbrance, or any right of setoff or recoupment that Borrower may otherwise be entitled to. Other than security interests in favor of its lenders which will be released on or prior to the Closing Date, Seller has not transferred, and as of the Closing Date will not have transferred, any rights under or claims relating to the Loan or the Loan Documents to any other party.

Purchase and Sale Agreement

(c)           Seller and (to Seller’s actual knowledge with no duty of inquiry) Borrower are not in default of their respective obligations under the Loan Documents.

(d)           As of the Closing Date, the outstanding principal balance of the Loan is $5,000,000.00, the outstanding amount of accrued interest is $72,222.22, and the Loan bears interest as described in the Loan Agreement.

(e)           Seller (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and Otherwise authorized to transact business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary.

(f)           Seller has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by Seller, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereunder have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(g)           No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

(h)           There are no actions or proceedings against, or investigations of, the Seller pending, or, to the knowledge of the Seller, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the sale of the Loan or the consummation of the transaction contemplated by this Agreement by the Seller.

2.2.        Purchaser hereby confirms that it has received and reviewed the Loan Agreement and the other Loan Documents and has reviewed the Loan Documents and such other documents and information deemed appropriate by it to make its own credit analysis and decision to purchase the Loan Documents and the Loan. Purchaser further confirms that it will, independently and without reliance upon Seller, continue to make its own credit decisions pursuant to and in accordance with its rights and remedies under the Loan Documents. From and after the date hereof, Purchaser expressly assumes and undertakes to perform all of the obligations of Seller under the Loan Documents.

Purchase and Sale Agreement	-2-

2.3.        Purchaser represents and warrants to Seller as follows :

(a)            Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and otherwise authorized to transact business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary.

(b)           Purchaser has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by Purchaser, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereunder have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           Neither the negotiation, execution or delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations hereunder nor the consummation by such entity of the transactions contemplated hereunder has or will (i) constitute a breach or violation under Purchaser’s constituent documents, (ii) constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the creation of any lien upon any of Purchaser’s properties or assets under, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Purchaser is a party or by which any of its properties or assets are bound or (iii) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to it or any of its properties or assets, in each case except for such breaches, violations, defaults, terminations or liens that could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(d)           No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

(e)           There are no actions or proceedings against, or investigations of, the Purchaser pending, or, to the knowledge of the Purchaser, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the purchase of the Loan or the consummation of the transaction contemplated by this Agreement by the Purchaser.

Purchase and Sale Agreement	-3-

2.4.        All representations and warranties made by the parties in this Section shall survive the closing of this transaction and/or any termination of this Agreement.

3.           Payment and Receipt of the Purchase Price. On the Closing Date, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds as follows:

Citibank, NA

666 Fifth Avenue

New York, New York 10103

ABA#021 000 089

For Credit to Wachtel Masyr & Missry LLP

ACC#43311175 (Escrow Funds)

4.           Closing: Execution of Documents of Transfer.

(a)           On the Closing Date, Seller shall:

(i)           deliver to Purchaser the original executed Loan Documents.

(ii)          deliver to Purchaser the Note together with an allonge endorsement thereto in the form attached hereto as Schedule 4(a)(ii).

(iii)         execute and deliver to Purchaser an Assignment of Loan Documents in the form attached hereto as Schedule 4(a)(iii).

(b)           On and as of the Closing Date, and upon receipt by Seller of the Purchase Price, Purchaser shall be deemed authorized by Seller to record such UCC Financing Statement Amendments (or similar instruments) assigning all of Seller’s rights in and to the UCC Financing Statements related to the Loan.

5.           Loan Assumption.   Seller hereby assigns all rights, responsibilities and obligations with respect to the Loan and the Loan Documents to Purchaser, and Purchaser hereby expressly assumes all responsibilities and obligations with respect to the Loan and the Loan Documents, arising on and after the Closing Date.

6.           Further Assurances.  Purchaser and Seller hereby agree to execute and deliver, both at and after the Closing Date, such instruments and take such further actions as another party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement. Without limiting the generality of the foregoing, Seller agrees that following the Closing Date, Seller shall execute any notice or instrument of transfer, assignment or conveyance reasonably requested by the Purchaser (which request is accompanied by the form of instrument sufficient to satisfy Purchaser’s request) to more fully confirm or effect the transfer of the Loan. Notwithstanding anything to the contrary in this Section 6, Purchaser shall be responsible for, and shall pay or reimburse the Seller for, all costs and expenses related to any further assurances described in this Section 6, including but not limited to reasonable attorneys’ fees, recording costs and filing fees.

Purchase and Sale Agreement	-4-

7.           Notices.   Any notice required or permitted by or in connection with this Agreement, without implying the obligation to provide any such notice, shall be in writing at the appropriate addresses set forth below or to such other addresses as may be hereafter specified by written notice by Seller or Purchaser. Any such notice shall be deemed to be effective one (1) business day after dispatch if sent by overnight delivery, express mail or Federal Express or three (3) business days after mailing if sent by first class mail with postage prepaid, or upon receipt if accomplished by hand delivery.

If to Purchaser:

50VARNY001, LLC

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, New York 10022

Attention: Jesse Galloway, Esq.

with a copy to:

Donovan LLP

152 Madison Avenue, 14th Floor

New York, New York 10016

Attention: Nicholas T. Donovan, Esq.

If to Seller:

Thor 50 Varick Bridge Lender LLC

c/o Thor Equities, LLC

25 West 39th Street

New York, New York 10018

Attention: Joseph J. Sitt and Cory Elbaum

with a copy to:

Wachtel Missry LLP

One Dag Hammarskjold Plaza

885 Second Avenue, 47th Floor

New York, New York 10017

Attention: Morris Missry, Esq.

8.           Choice of Law. The laws of the State of New York shall govern the rights and obligations of the parties to this Agreement, and the interpretation and construction and enforceability thereof, and any and all issues relating to the transactions contemplated herein.

9.            Final Agreement. This Agreement (including the exhibits hereto) constitutes the final and entire agreement and understanding of the parties with respect to the purchase and sale of the Loan, and any terms and conditions not set forth in this Agreement are not a part of this Agreement. The understanding of the parties hereto may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. No variation, modification, or changes hereof shall be binding on either party hereto unless set forth in a document executed by both parties.

Purchase and Sale Agreement	-5-

10.           Severability. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby to the extent that the intent of the parties hereto can be carried out absent such provision.

11.           Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an enforceable document, but all of which together shall constitute one and the same document.

12.           Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.           Time of the Essence. Time is of the essence in the execution and performance of this Agreement.

14.           Rule of Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

15.           Fees and Expenses. Each party shall bear the costs and expenses of its own attorneys in connection with the preparation of this Agreement and the documents to be delivered in connection with the transaction contemplated hereunder.

[NO FURTHER TEXT ON THIS PAGE]

Purchase and Sale Agreement	-6-

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

SELLER:

THOR 50 VARICK BRIDGE LENDER LLC, a
Delaware limited liability company

By:	DSFT Holdings LLC, its sole member

By:
Name: Morris Missry
Title: Manager

PURCHASER:

50VARNY001, LLC, a Delaware limited liability
company

By:
Name:
Title:

Signature Page

Purchase and Sale Agreement

SCHEDULE I

Purchase Price

As used in the foregoing Agreement and in this Schedule I, the following terms shall have the following meanings:

“Purchase Price” shall mean the total of (i) the Principal and (ii) all accrued and unpaid Interest.

“Principal” shall mean the outstanding principal balance of the Loan in the amount of $5,000,000.00.

“Interest” shall mean regular interest on the outstanding principal balance of the Loan due and owing as of the Closing Date in the amount of $72,222.22.

Purchase and Sale Agreement	Exhibit A – Page 1

EXHIBIT A

Loan Documents

1.	The Note;

2.	That certain Security Agreement, made as of April 30, 2013, by 50 Varick LLC (the “Fee Owner”) to and in favor of Lender;

3.	That certain Negative Pledge, made as of April 30, 2013, by Fee Owner to and in favor of Lender;

4.	That certain Membership Certificate No. 000001 of Fee Owner, together with an executed Assignment of Interest in blank;

5.	That certain UCCPlus Insurance Policy No. CTI001-14-1302216 issued by Chicago Title Insurance Company;

6.	That certain Closing Statement with respect to the Loan, dated April 30, 2013, by and between Borrower and Lender; and

7.	That certain Authorizing Resolution and Incumbency Certificate, certified to and attested by Hari K. Samaroo, as Secretary of Borrower.

Purchase and Sale Agreement	Exhibit A – Page 2

Schedule 4(a)(ii)

Form of Allonge Endorsement

ALLONGE ENDORSEMENT TO PROMISSORY NOTE

This allonge is attached to that certain Secured Promissory Note and Loan and Pledge Agreement, dated as of April 30, 2013, made by Varick Studios Inc., a Delaware corporation, to the order of the undersigned.

Pay to the order of 50VARNY001, LLC, a Delaware limited liability company, without recourse.

THOR 50 VARICK BRIDGE LENDER LLC, a
Delaware limited liability company

By:	DSFT Holdings LLC, its sole member

By:
Name: Morris Missry
Title: Manager

Purchase and Sale Agreement	Schedule 4(a)(ii) – Page 1

Schedule 4(a)(iii)

Form of Assignment of Loan Documents

This Instrument prepared by and to be returned to:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

ASSIGNMENT OF LOAN DOCUMENTS

For and in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, THOR 50 VARICK BRIDGE LENDER LLC, a Delaware limited liability company (“Assignor”), whose mailing address is c/o Thor Equities, LLC, 25 West 39th Street, New York, New York 10018, does hereby, through its duly appointed and authorized officers, bargain, sell, give, grant, convey, transfer, set over and assign, WITHOUT RECOURSE, to 50VARNY001, LLC, a Delaware limited liability company, whose mailing address is c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022, its successors and assigns, all of Assignor’s rights, title and interest in, to and under the following instruments and documents:

1.	That certain Secured Promissory Note and Loan and Pledge Agreement, dated as of April 30, 2013, given by Varick Studios Inc., a Delaware corporation (“Borrower”) to the order of Assignor;

2.	That certain Security Agreement, made as of April 30, 2013, by 50 Varick LLC (the “Fee Owner”) to and in favor of Lender;

3.	That certain Negative Pledge, made as of April 30, 2013, by Fee Owner to and in favor of Lender;

4.	That certain Membership Certificate No. 000001 of Fee Owner, together with an executed Assignment of Interest in blank;

5.	That certain UCCPlus Insurance Policy No. CTI001-14-1302216 issued by Chicago Title Insurance Company;

6.	That certain Closing Statement with respect to the Loan, dated April 30, 2013, by and between Borrower and Lender; and

7.	That certain Authorizing Resolution and Incumbency Certificate, certified to and attested by Hari K. Samaroo, as Secretary of Borrower.

Purchase and Sale Agreement	Schedule 4(a)(iii) – Page 1

[NO FURTHER TEXT ON THIS PAGE]

Purchase and Sale Agreement	Schedule 4(a)(iii) – Page 2

IN WITNESS WHEREOF, said Assignor has caused this Assignment to be executed on this 3rd day of July, 2013.

ASSIGNOR:

THOR 50 VARICK BRIDGE LENDER LLC, a
Delaware limited liability company

By:	DSFT Holdings LLC, its sole member

By:
Name: Morris Missry
Title: Manager

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On the 3rd day of July, in the year 2013, before me, the undersigned, personally appeared Morris Missry, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s) or the person(s) upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC
[Seal]

Purchase and Sale Agreement	Schedule 4(a)(iii) – Page 3